Exhibit 99.1

     MEDICOR LTD. ANNOUNCES PLANS TO SEEK IDE APPROVAL FOR HIGH-CONSISTENCY
                         SILICONE-FILLED BREAST IMPLANTS

LAS VEGAS, Sept. 22 /PRNewswire-FirstCall/ -- MediCor Ltd. (OTC Bulletin Board:
MDCR) announced today that it plans to file for an Investigational Device Exemption (IDE) with the U.S. Food and Drug Administration (FDA) in the first quarter of 2006 for high-consistency silicone-filled breast implants. IDE approval is the precursor to the Company beginning clinical trials and filing for Premarket Approval (PMA) to market silicone-filled implants in the U.S.

MediCor is the world's third leading manufacturer and distributor of breast implants. The Company markets silicone and saline-filled breast implants in more than 70 countries and has an approximate 30% non-U.S. global market share. The Company is currently conducting U.S. clinical trials for both a pre-filled saline and an inflatable saline-filled breast implant, and expects to file for PMA approval of the inflatable saline implant by year-end 2005, and the pre-filled saline implant in 2006.

"Given the recent positive developments with respect to silicone breast implants in the U.S., we believe the time is right for MediCor to introduce its advanced high-consistency silicone-filled implants to the U.S. market," said Jim J. McGhan, MediCor's Chief Operating Officer. "Our plan to apply for an Investigational Device Exemption and begin clinical trials represents yet another significant milestone for MediCor as we continue to grow our business and develop the world's highest quality products for the aesthetic, plastic and reconstructive surgery markets."

MediCor was founded by Chairman of the Board Donald K. McGhan, the pioneer of the modern day breast implant industry. The Company acquires, develops, manufactures and markets products for medical specialties in aesthetic, plastic and reconstructive surgery and dermatology markets. Products include surgically implantable prostheses for aesthetic, plastic and reconstructive surgery and scar management products. Its products are sold worldwide to hospitals, surgery centers and physicians through various distributors and direct sales personnel. MediCor's strategy is to be the leading integrator of selected international medical device markets, technologies and corporations. To achieve this strategy, MediCor intends to build upon and expand its business lines, primarily in the aesthetic, plastic and reconstructive surgery and dermatology markets. MediCor intends to accomplish this growth through the expansion of existing product lines and offerings and through the acquisition of companies and other assets, including intellectual property rights or distribution rights.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of MediCor's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to timely complete and satisfy all regulatory requirements, the ability to obtain governmental approvals following our submissions; the risk of new and changing regulations. Additional factors that could cause MediCor's results to differ materially from those described in the forward-looking statements can be found in the Annual Report on Form 10-KSB for the year ended June 30, 2004, and subsequent Quarterly Reports on Form 10-QSB of MediCor filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's Internet site (http://www.sec.gov).

     Contact:
     Marc S. Sperberg
     U.S. 702-932-4560, x308
     Mark Collinson
     310-231-8600, x117

SOURCE  MediCor Ltd.
    -0-                             09/22/2005
    /CONTACT: Marc S. Sperberg, +1-702-932-4560 x308, or Mark Collinson, +1-310-231-8600, x117, both for MediCor Ltd./